UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2005

Beverly National Corporation

(Exact name of registrant as specified in charter)

Massachusetts	33-22224-B	04-2832201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Cabot Street, Beverly, Massachusetts	01915
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 922-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report

Beverly National Corporation

Section 1. Registrant’s Business and Operations.

Item 1.01 Entry into Material Definitive Agreements.

On August 29, 2005, Michael O. Gilles was hired to serve as Executive Vice President and Chief Financial Officer of Beverly National Corporation (the “Corporation”) and Beverly National Bank (the “Bank”), the Corporation and the Bank entered into an Employment Agreement and a Change in Control Agreement with Mr. Gilles.

The Employment Agreement provides for Mr. Gilles’ employment as Executive Vice President and Chief Financial Officer of Beverly National Corporation and Beverly National Bank. The Employment Agreement will continue in effect through August 28, 2006, at which time the term of the Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than the preceding July 28th, either party notifies the other by written notice of his or its intent not to extend the same. The Employment Agreement provides that Mr. Gilles is to receive a base annual salary in the amount of $162,500, which may be adjusted upward from time to time in the discretion of the Corporation; five (5) weeks paid vacation; an automobile allowance; group life insurance; and eligibility to participate in other benefit plans of the Bank. The Employment Agreement also provides that during its term and for one year afterward, Mr. Gilles may not compete with the Corporation and its subsidiaries within their market area.

The Change in Control Agreement provides that in the event of a change in control of the Corporation, if Mr. Gilles’ employment is terminated other than for cause as defined in the Change in Control Agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Corporation approximately equal to two times his average annual compensation for the previous five years, less $100.00, plus legal fees, if any. The Change in Control Agreement additionally calls for the Corporation to pay, to the extent not paid by the Bank, an amount equal to Mr. Gilles’ full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination.

The descriptions of the Employment Agreement and the Change in Control Agreement are qualified in their entirety by reference to such Agreements filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Section 8. Other Events.

Item 8.01 Other Events.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Index

10.1	Employment Agreement by and between Beverly National Corporation and Michael O. Gilles dated August 29, 2005.

10.2	Change in Control Agreement by and between Beverly National Corporation and Michael O. Gilles dated August 29, 2005.

99.1	Press Release dated August 29, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: August 29, 2005	BEVERLY NATIONAL CORPORATION

	By:	/s/ Donat A. Fournier